Exhibit 10.12

FIRST AMENDMENT
GRACO INC. RESTORATION PLAN
(2005 Statement)

        Graco Inc. (the “Principal Sponsor”) has established and maintains a nonqualified deferred compensation plan, which, in its restated form, is embodied in a document entitled “GRACO INC. RESTORATION PLAN (2005 Statement)“effective January 1, 2005 (the “Plan Statement”) and is hereby amended as follows:

1.                    MAXIMUM PENSION AMOUNT. Effective for Participants who commence benefits under the Plan on or after January 1, 2005, the Plan Statement shall be amended (i) to add “and” after the comma at the end of Section 4.2(a)(ii), (ii) to delete “, and” at the end of Section 4.2(a)(iii) and replace it with “; minus”, and (iii) to delete Section 4.2(a)(iv).

2.            SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Restoration Plan shall continue in full force and effect.